Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

x
:
In re:	:	Chapter 11
:
FBI WIND DOWN, INC. (f/k/a Furniture Brands	:	Case No. 13-12329 (CSS)
International, Inc.), et al.,	:
	:	Jointly Administered
Debtors.[1]	:
:
:
x

NOTICE OF EFFECTIVE DATE OF SECOND AMENDED JOINT PLAN OF LIQUIDATION OF FBI

WIND DOWN, INC. AND ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

PLEASE TAKE NOTICE THAT:

1.	Confirmation Order. On July 14, 2014, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order (the “Confirmation Order”) confirming the Second Amended Joint Plan of Liquidation of FBI Wind Down, Inc. and Its Subsidiaries Under Chapter 11 of the Bankruptcy Code (as amended, the “Plan”). Unless otherwise defined in this notice, capitalized terms used in this notice shall have the meanings ascribed to them in the Plan. The Effective Date of the Plan occurred on August 1, 2014.

2.	Plan Injunction. Except as otherwise provided in the Plan, all Persons that have held, hold, or may hold Claims against or Equity Interests in the Debtors or their Estates that arose prior to the Effective Date are permanently enjoined, solely with respect to any such Claims or Equity Interests, from: (a) commencing or continuing in any manner, directly or indirectly, any action or other proceeding of any kind against the Debtors, their Estates, the Liquidating Trust, or the Liquidating Trustee; (b) enforcing, attaching, collecting, or recovering, by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against the Debtors, their Estates, the Liquidating Trust, or the Liquidating Trustee; (c) creating, perfecting, or enforcing, in any manner, directly or indirectly, any Lien or encumbrance against the Debtors, their Estates, the Liquidating Trust, or the Liquidating Trustee; (d) except to the extent permitted by sections 362(b), 553, 559, 560, or 561 of the Bankruptcy Code, asserting any right of setoff, subrogation, or recoupment against the Debtors, their Estates, the Liquidating Trust, or the Liquidating Trustee; (e) pursuing any Claim or Cause of Action released pursuant to the Plan; or (f) taking any actions which interfere with the implementation or consummation of the Plan. The rights afforded in the Plan and the treatment of all Claims and Equity Interests therein shall be in exchange for and in complete satisfaction of all Claims and Equity Interests of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, against the Debtors or any of their respective assets, properties, or Estates. Nothing in paragraph 26 of the Confirmation Order or section 13.5 of the Plan shall preclude a party from seeking production of documents through a third party subpoena with respect to documents in the actual possession or custody of the Debtors, the Liquidating Trust, the Liquidating Trustee, or their agents as non-parties to any litigation.

[1]	The debtors in these chapter 11 cases, along with the last four digits of each debtor’s tax identification number, as applicable, are: FBI Wind Down, Inc. (7683); AT Wind Down, Inc. (7587); BFI Wind Down, Inc. (3217); BHF Wind Down, Inc. (8844); BR Wind Down, Inc. (8843); BT Wind Down, Inc. (1721); FBH Wind Down, Inc (2837); FBO Wind Down, Inc. (4908); FBRC Wind Down, Inc. (1288); HFI Wind Down, Inc. (7484); HR Wind Down, Inc. (6125); HT Wind Down, Inc. (4378); LFI Wind Down, Inc. (5064); LHFR Wind Down, Inc. (9085); LV Wind Down, Inc. (8434); MSFI Wind Down, Inc. (7486); TFI Wind Down, Inc. (6574); THF Wind Down, Inc. (3139); and TR Wind Down, Inc. (6174). The Debtors’ corporate headquarters is located at 1 N. Brentwood Blvd., St. Louis, Missouri 63105.

3.	Executory Contracts and Unexpired Leases Deemed Rejected. On the Effective Date, all of the Debtors’ executory contracts and unexpired leases will be deemed rejected as of the Effective Date in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except to the extent (a) the Debtors previously have assumed, assumed and assigned, or rejected such executory contract or unexpired lease, (b) prior to the Effective Date, the Debtors have filed a motion to assume, assume and assign, or reject an executory contract or unexpired lease on which the Bankruptcy Court has not ruled, (c) an executory contract and unexpired lease is identified in the Plan Supplement as an executory contract or unexpired lease to be assumed or assumed and assigned pursuant to the Plan, or (d) executory contracts and unexpired leases under which the counterparty has consented to the extension of the time by which the Debtors must assume or reject to a date beyond the Effective Date. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of all rejections of executory contracts and unexpired leases pursuant to Section 10.1 of the Plan and sections 365(a) and 1123 of the Bankruptcy Code.

4.	Cancellation of Equity Interests. In accordance with Section 7.5 of the Plan, on the Effective Date, the Equity Interests in the Debtors, and any and all warrants, options, rights, or interests with respect to such Equity Interests that have been issued, could be issued, or that have been authorized to be issued but that have not been issued, are deemed cancelled and extinguished without any further action of any party; provided, however, that FBI Wind Down, Inc. will issue one (1) share of common stock to the Liquidating Trust.

5.	Bar Date For Rejection Damages. If the rejection by the Debtors of an executory contract or an unexpired lease pursuant to Section 10.1 of the Plan results in damages to the other party or parties to such executory contract or unexpired lease, a Claim for such damages arising from such rejection shall not be enforceable against the Debtors or their Estates or agents, successors, or assigns, unless a proof of Claim is filed with the Claims Agent at the following address:

If by first-class mail:

FBI Wind Down, Inc. Claims Processing Center

c/o Epiq Bankruptcy Solutions, LLC

FDR Station, P.O. Box 5075

New York, New York 10150-5075

If by hand delivery or overnight:

FBI Wind Down, Inc. Claims Processing Center

c/o Epiq Bankruptcy Solutions, LLC

757 Third Avenue, 3rd Floor

New York, New York 10017

A proof of Claim will be deemed timely only if the original proof of Claim is mailed or delivered by hand, courier or overnight service so as to be actually received by the Claims Agent on or before 4:00 p.m. (prevailing Eastern Time) on September 1, 2014. Proofs of Claim may not be sent by facsimile, telecopy, electronic mail or other form of electronic transmission. A claimant who wishes to receive acknowledgement of receipt of its proof of Claim may submit a copy of the Proof of Claim and a self-addressed, stamped envelope to the Claims Agent along with the original Proof of Claim.

If you file a proof of Claim, your proof of Claim must: (a) be written in the English language; (b) be denominated in lawful currency of the United States as of the Petition Date; (c) conform substantially to the enclosed proof of claim form or Official Bankruptcy Form No. 10 (“Official Form 10”);2 (d) set forth with specificity the legal and factual basis for the alleged Claim; (e) include supporting documentation (or, if such documentation is voluminous, a summary of such documentation) or an explanation as to why such documentation is not available; and (f) be signed by the claimant or, if the claimant is not an individual, by an authorized agent of the claimant.

[2]	Official Form 10 can be found at www.uscourts.gov/bkforms/index.html, the Official Website for the United States Bankruptcy Courts.

Any Person that is required to file a proof of Claim arising from the rejection of an executory contract or unexpired lease under the Plan and that fails to timely do so shall be forever barred, estopped, and enjoined from asserting such Claim, and such Claim shall not be enforceable against the Liquidating Trust, the Liquidating Trustee, the Debtors, the Estates, and their respective properties, and the Liquidating Trust, the Liquidating Trustee, Debtors, the Estates, and their respective properties shall be forever discharged from any and all Liability with respect to such Claim unless otherwise ordered by the Bankruptcy Court or as otherwise provided herein. All such Claims shall, as of the Effective Date, be subject to the permanent injunction pursuant to Section 13.5 of the Plan and the Confirmation Order.

6.	Applications for Professional Fees. All Persons seeking awards by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under section 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall (a) file, on or before the date that is sixty (60) days after the Effective Date, their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (b) be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court in accordance with the order relating to or allowing any such Administrative Expense Claim.

7.	Supplemental Administrative Expense Claims Bar Date. Holders of Administrative Expense Claims (other than Professional Fees) accruing from March 1, 2014 through the Effective Date must file requests for payment of Administrative Expense Claims so as to be actually received on or before 4:00 p.m. (prevailing Eastern Time) on September 1, 2014 by the Claims Agent at the following address:

If by first-class mail:

FBI Wind Down, Inc. Claims Processing Center

c/o Epiq Bankruptcy Solutions, LLC

FDR Station, P.O. Box 5075

New York, New York 10150-5075

If by hand delivery or overnight:

FBI Wind Down, Inc. Claims Processing Center

c/o Epiq Bankruptcy Solutions, LLC

757 Third Avenue, 3rd Floor

New York, New York 10017

All such requests for payment must: (i) be signed by the claimant or, if the claimant is not an individual, by an authorized agent of the claimant; (ii) be written in the English language; (iii) denominate the claim in lawful currency of the United States as of the Supplemental Administrative Expense Bar Date; (iv) indicate the particular Debtor against which the claim is asserted; and (v) include supporting documentation (or, if such documentation is voluminous, include a summary of such documentation) or an explanation as to why such documentation is not available.

The following claims are not required to be filed on or before the Supplemental Administrative Expense Claims Bar Date:

(a)	Professional Fee Claims;

(b)	any Administrative Expense Claims that (i) have been previously paid by the Debtors in the ordinary course of business or otherwise or (ii) have otherwise been satisfied;

(c)	any Administrative Expense Claims previously filed with Epiq or the Court;

(d)	any Administrative Expense Claim that has been Allowed by prior order of the Bankruptcy Court;

(e)	any claims by any officer or director of the Debtors immediately prior to the Effective Date;

(f)	any claims for bonus payments arising under the Key Employee Incentive Plan approved by order of the Bankruptcy Court [Docket No. 374];

(g)	any claims by any direct or indirect non-debtor subsidiary or affiliate of the Debtors;

(h)	any claims for fees payable to the Clerk of this Court;

(i)	any U.S. Trustee Fees; and

(j)	any claim by a governmental unit for a tax or penalty described in section 503(b)(1)(B) and (C) of the Bankruptcy Code, as provided for in section 503(b)(1)(D).

Any Person that is required to file a request for payment of an Administrative Expense Claim under the Plan and that fails to timely do so shall be forever barred, estopped, and enjoined from asserting such Administrative Expense Claim, and such Administrative Expense Claim shall not be enforceable against the Liquidating Trust, the Liquidating Trustee, the Debtors, the Estates, and their respective properties, and the Liquidating Trust, the Liquidating Trustee, Debtors, the Estates, and their respective properties shall be forever discharged from any and all Liability with respect to such Administrative Expense Claim unless otherwise ordered by the Bankruptcy Court or as otherwise provided herein. All such Administrative Expense Claims shall, as of the Effective Date, be subject to the permanent injunction pursuant to Section 13.5 of the Plan and the Confirmation Order.

8.	Inquiries by Interested Parties. For questions about the Plan, the Confirmation Order, this Notice, or the Effective Date, parties should contact the Debtors’ Claims Agent, Epiq Bankruptcy Solutions, LLC, at (877) 797-6087 (or outside of the U.S. at (503) 597-7678). The Plan, the Confirmation Order, and related documents may be examined free of charge at http://dm.epiq11.com/FBN. The Plan and the Confirmation Order are also on file with the Court and may be viewed by accessing the Court’s website at www.deb.uscourts.gov. To access documents on the Court’s website, you will need a PACER password and login, which you can be obtained at www.pacer.psc.uscourts.gov. PLEASE DO NOT CONTACT THE BANKRUPTCY COURT.

Dated: August 1, 2014 Wilmington, Delaware

/s/ M. Blake Cleary
M. Blake Cleary (No. 3614)
Jaime Luton Chapman (No. 4936)
Andrew L. Magaziner (No. 5426)
YOUNG CONAWAY STARGATT & TAYLOR, LLP
Rodney Square
1000 North King Street
Wilmington, Delaware 19801

-and-

Luc A. Despins Leslie A. Plaskon James T. Grogan PAUL HASTINGS LLP Park Avenue Tower 75 East 55th Street, First Floor New York, New York 10022

Attorneys for the Debtors and Debtors in Possession